CONTRACT AGREEMENT
                                     BETWEEN
                        THE UNIVERSITY OF CENTRAL FLORIDA
                                       AND
                             LASER ENERGETICS, INC.

      THIS AGREEMENT made and entered into by and between the University of Central Florida, for and on behalf of the Florida Board of Regents, a body corporate and an Agency of the State of Florida, hereinafter referred to as UCF, which is an agency of the State of Florida, and Laser Energetics, Inc., hereinafter referred to as LEI, organized as a Corporation with its major place of business located at 7 Goldenrod Court, Hamilton Township, New Jersey.

      WHEREAS, LEI'S purpose is to sponsor Dr. Martin Richardson at the Center for Research & Education in Optics & Lasers (CREOL), an institute of UCF, for developments and investigations of advanced laser technology on a project by project basis; and

      WHEREAS, UCF'S purpose is to develop and investigate advanced laser technology and provide LEI with such technology under the terms of this agreement; and

      NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter contained, the parties agree as follows:

Article 1.0 Type of Agreement

1.1 This is a Cost Reimbursement Task Order Research Agreement. No work is authorized by this Agreement except by use of a written Task Order issued to UCF through LEI. The Task Orders, and amendments thereto, will be in the same or similar format as set forth in this Agreement. The Statement of Work for each Task Order shall be for specific work within the overall purpose of this Agreement.

Article 2.0 Task Orders

2.1 UCF agrees to identify, define, develop, and implement activities which will be outlined in each separate Task Order. Each Task Order shall consist of a complete technical and cost proposal and amendments thereto, and a statement of work. Each Task Order will be negotiated between LEI and Dr. Martin Richardson, and approved by UCF on behalf of Dr. Richardson. Each Task Order will be made apart of this Agreement through an attachment herein.

2.2 Comprehensive technical reports may be required for each Task Order as specified in the Statement of Work of each Task Order.

                                                          LASER ENERGETICS, INC.
                                                          CONFIDENTIAL
                                                          DATE: 12-21-95
                                                                         /s/ RDB

2.3 LEI'S designated representative shall have the right, from time to time, by written instruction to UCF, to request changes in or additions to said services. Any changes or additions will be accompanied by a cost impact estimate accepted by both parties as represented by their respective contracting officers.

2.4 LEI shall be liable only for the estimated cost established by each Task Order.

2.5 In no event shall the period of performance of any Task Order extend beyond the overall period of performance of this Agreement as outlined in Article 10.

2.6 Any claims for recovery of costs which are not clearly set forth in each separate Task Order incorporated herein or by amendment must be asserted by UCF in writing within thirty (30) days after the cause of such claim has occurred. In the event a dispute arises as to the equitable adjustment of such claim, UCF shall, at the direction of LEI proceed with the services pending resolution of the dispute.

Article 3.0 Invoicing and Verification of Costs.

3.1 UCF shall submit invoices to LEI in accordance with each separate Task Order invoicing requirements as outlined in the separate Task Order's statement of work and budget. LEI shall pay UCF for its performance of the services within thirty days from receipt of a valid invoice and associated deliverables, and approval of LEI'S technical representative.

3.2 UCF shall submit invoices to:
    Laser Energetics, Inc.
    7 Goldenrod Court
    Hamilton Township, New Jersey 08690
    Attn: Mr. Robert Battis

3.3 This contract is issued on a Cost Reimbursable Task Order basis. UCF shall maintain books and records supporting all costs for the services hereunder. During UCF'S normal business hours for the duration of the Agreement and for a period of three (3) years thereafter, LEI shall have access to such books and to all other records of UCF as required to verify any and all reimbursable costs.

Article 4.0 Warranty.

4.1 UCF shall perform the services under this Agreement in accordance with standards of care, skill and diligence consistent with (i) recognized and sound research and development practices, procedures and techniques; (ii) all applicable laws and regulations; (iii) the specifications, documents and procedures applicable to the services; and (iv) the degree of knowledge, skill and judgment normally exercised by universities with respect to services of a similar nature.

4.2 UCF warrants that it has the authority to enter into this contract with LEI as outlined in each Task Order statement of work and budget and all other articles incorporated herein.

Article 5.0 Proprietary Material, Confidentiality, and Use of Data.

5.1 Any materials belonging to or in the possession of LEI, whether written, printed or otherwise recorded, shall be used by UCF only in the performance of its duties hereunder, and UCF shall not record, reference, reproduce, or use such materials for any other purpose without the express written consent of LEI. All rights, title to and interest in such material shall remain with LEI.

5.2 Any materials belonging to or in the possession of UCF, whether written, printed, or otherwise recorded, shall be used by LEI only in the performance of its duties hereunder and LEI shall not record, reference, reproduce or use such materials for any other purpose without the express written consent of UCF. All rights, title to and interest in such material shall remain with UCF.

5.3 Both Parties agree to the following proprietary disclosure procedures:

a. During the term of this Agreement both Parties, to the extent of their right to do so, may exchange technical information and other data which is considered by the disclosing Party to be proprietary. In order for such information and data to be considered proprietary and subject to this Agreement, it shall be identified in writing at the time of disclosure by an appropriate legend, marking, stamp or positive written identification on the face thereof to be proprietary. Any Proprietary information which is exchanged between the Parties orally or visually, in order to be subject to this Agreement, shall be identified to the receiving Party orally at the time of disclosure and in writing within thirty (30) days after such oral or visual disclosure. The exclusive points of contact for the parties with respect to the exchange of the proprietary information are as follows:

LEI: Mr. Robert D. Battis                 UCF: Dr. Martin Richardson
     Laser Energetics, Inc.                    UCF/CREOL
     7 Goldenrod Court                         12424 Research Parkway, Suite 400
     Hamilton Township, NJ. 08690              Orlando, Florida 32826
     (609) 587-8250  /s/ RDB                   (407)658-6819

b. That for a period of five (5) years from the first date of receipt of the disclosing Parties proprietary information which has been or will be exchanged relative to this Agreement, the receiving Party shall take reasonable steps to preserve in confidence such proprietary information and prevent disclosure thereof to third parties. The receiving Party shall further restrict disclosure of such proprietary information to only those employees who have a need to know and who have been advised to the restrictions on the disclosure and use.

c. That such proprietary information delivered by the disclosing Party to the receiving Party shall be used only for the sole purpose set forth in each Task Order Statement of Work. No other use of the proprietary information is granted without the written consent of the disclosing Party.

d. That the obligations with respect to disclosing and using such proprietary information as set forth in paragraphs 4 a, b, & c of this Agreement, are not applicable to any such technical information or other data if the same is:

(1) in the public domain at the time of receipt or comes into the public domain thereafter through no act of the receiving Party in breach of any agreement with the disclosing Party, or
(2) known to the receiving Party on a non-confidential basis prior to disclosure by the disclosing Party, or
(3)   disclosed with the prior written approval of the disclosing Party, or
(4)   independently developed by the receiving Party, or
(5) lawfully disclosed to the receiving Party by a third party under conditions permitting such disclosure; or

e. UCF shall not present a paper or submit a journal or paper for publication, issue a news release, public announcement, advertisement, or any other form of publicity in connection with this Agreement without obtaining prior written approval from LEI. In the event such approval is granted, any resulting form of publicity shall give full consideration to the role and contributions of LEI. If no action is taken by LEI within thirty (30) days after receiving written submission of the information to be released by UCF and sent to LEI via Federal Express, it shall be assumed that approval has been granted.

5.4 Pursuant to Florida Statute, Section 240.241, services which relate to methods of manufacture or production, trade secrets, business transactions, or proprietary information received, generated, ascertained, or discovered during the course of services conducted by this Agreement, UCF and LEI shall be exempt from the provisions of Florida Statute, Chapter 119, titled, "Public Records," except that both parties shall make available, upon request, the title and description of the services, the name of UCF'S employee responsible for the services, and the amount and source of funding provided for such services.

Article 6.0 Patents and Copyrights License.

6.1 Title to any invention or discovery conceived or first reduced to practice by LEI in the performance of the Agreement shall vest with LEI. Title to any invention or discovery conceived or first reduced to practice by UCF in the performance of this Agreement shall vest with UCF.

6.2 Title to any invention or discovery conceived or first reduced to practice by LEI and UCF during the performance of the work under this Agreement shall be jointly owned by UCF and LEI, and each party shall receive an interest in such invention or discovery, and resulting foreign or U.S. patents/copyrights issued thereon.

6.3 Patent applications and/or patents obtained hereunder on individually owned inventions by either party or jointly owned inventions may be licensed by UCF or LEI on appropriate terms outlined in a separate intellectual property licensing agreement, which the licensing agreement will be in the form of an exhibit to each Task Order. The royalty income earned on the licensing of patent applications/patents hereunder, whether licensed by UCF or LEI shall be negotiated and determined on a task by task basis.

Article 7.0 Limitations of Liability.

7.1 In no event shall UCF, its parent, subsidiaries, or affiliates and their respective officers, be liable (in contract or in tort, including negligence, or otherwise) to LEI for indirect, incidental or consequential damages, resulting from UCF'S performance, nonperformance, or delay in performance of its obligations under this Agreement.

7.2 In no event shall LEI, its parent, subsidiaries, or affiliates and their respective officers, directors, agents and employees be liable (in contract or in tort, including negligence, or otherwise) to UCF for indirect, incidental or consequential damages, resulting from LEI'S performance, nonperformance or delay in performance of its obligations under this Agreement.

7.3 The limitation of liability contained in section 7.1 & 7.2 shall not apply to the extent that UCF and LEI are insured under policies of insurance maintained by UCF and LEI under this Agreement.

Article 8.0 Suspension of Services.

8.1 In the event LEI elects to suspend the services under this Agreement, LEI shall notify UCF, in writing, at least thirty (30) working days in advance of the suspension period. UCF shall advise LEI of the costs to be incurred from the planned suspension of the services. Any reimbursement shall be limited to UCF'S reasonable costs incurred as a direct result of the suspension. Resumption of services by UCF shall commence upon thirty (30) calendar days notice by LEI, if such request is made within eighteen (18) months after suspension.

Article 9.0 Force Majeure.

9.1 Performance of this Agreement by each party shall be pursued with due diligence in all requirements hereof however, neither Party shall be liable to the other for any loss or damages for delay or for nonperformance due to causes not reasonably within its control. The party affected shall promptly notify the other in writing of the nature, cause, date of commencement thereof, the anticipated extent of such delay and whether it is anticipated that any completion dates will be affected thereby.

9.2 In the event of any delay resulting from such causes and provided the affected party has promptly notified the other and exercised due diligence as provided in section 9.1, the time of performance of each of the parties hereunder (including the payment of moneys) shall be extended for a time period equal the period of such delay.

Article 10.0 Term and Termination.

10.1 The term of this Contract shall be from contract execution, with the scheduled termination date being set to occur sixty (60) months after such execution provided this Agreement has not been otherwise terminated. However, the termination date of this Agreement may be extended on a contract annual basis as agreed to by both parties, in writing as an amendment, with the same formality as this Agreement.

10.2 LEI may, by written notice, terminate this Agreement in whole or in part if UCF fails to:

      (i) Perform the work under the contract within the time specified in this contract or any extension;
      (ii)  Prosecute the work so as to endanger performance of this contract;
            or
      (iii) Perform any of the other provisions of this contract.

LEI'S right to terminate this Agreement may be exercised if UCF does not cure such failure within Ten (10) days (or more if authorized in writing by LEI) after receipt of the written notice from LEI specifying the failure.

10.3 UCF may terminate this agreement for LEI's non-compliance with the agreement at any time during the term of the agreement, with a thirty (30) day's written notice.

10.4 Termination charges, if any shall include charges for services performed prior to notice of termination and shall reflect the actual services performed and costs actually incurred or funds actually obligated at the time the termination is noticed.

Article 11.0 Visits and Inspections.

11.1 Representatives of LEI shall have the right to visit the facilities of UCF and witness the services being performed provided they make arrangements at reasonable times, in advance of such visits. LEI'S representatives will comply with all of UCF'S security requirements.

Article 12.0 Title.

12.1 Title to equipment purchased under this Agreement shall reside with UCF, unless stated otherwise in writing under each Task Order; however, all such equipment can be made available at LEI'S request for use on any Task Order project contingent upon proper approval by LEI, and considering UCF'S current use of such equipment on any then current project at such time of request.

Article 13.0 Compliance with Laws, Rules and Regulations.

13.1 UCF and LEI shall perform all services in accordance with all applicable codes, laws, rules, regulations, orders and standards of Federal common law, State, regional, local and municipal government agencies.

13.2 Both parties shall conform to the requirements of the Equal Employment Opportunity Act.

Article 14.0 Assignment.

14.1 Neither this Agreement, nor the duties to be performed hereunder, shall be subcontracted, assigned, delegated or otherwise disposed of by either Party without the prior written consent of the other party.

Article 15.0 Non-Waiver.

15.1 No failure by either Party to insist upon strict performance of any of the provisions hereof, nor either Parties failure or delay in exercising any rights or remedies provided herein or by law, shall be deemed a waiver of any rights of either party to insist upon strict performance hereof or of any of either Party's rights or remedies under this contract or law, and shall not operate as a waiver of any of the provisions hereof.

Article 16.0 Applicable Law.

16.1 The rights, obligations and remedies of the Parties as specified under this Agreement shall be interpreted and governed in all respects by the laws of the State of Florida.

Article 17.0 Severability of Provisions.

17.1 Should any provision, portion or application thereof, of this Agreement be determined by a court of competent jurisdiction to be illegal, unenforceable or in conflict with any applicable law, the parties shall negotiate an equitable adjustment and the validity and enforceability of the remaining provisions of applications thereof, shall not be impaired.

Article 18.0 Order of Interpretation.

18.1 In the case of conflict between or among documents related to this Agreement, the following order of precedent shall apply: (i) first Articles 1.0 through 20.2 of this Agreement, (ii) Task Order(s) issued against this Agreement, then (iii) Exhibits, if any, to this Agreement.

Article 19.0 Effect of Section Headings.

19.1 Section headings appearing in this Agreement are inserted for convenience of reference only and shall in no way be construed to be interpretations of the text.

Article 20.0 Complete Agreement.

20.1 This Agreement is intended as the complete and exclusive statement of the agreement between the parties. Parole or extrinsic evidence shall not be used to vary or contradict the express terms of this Agreement, and recourse may not be had to alleged prior dealings, usage of trade, course of dealing, or course of performance to explain or supplement the express terms of this Agreement.

20.2 This Agreement shall not be amended or modified, and no waiver of any provision shall be effective, unless set forth in a written instrument authorized and executed with the same formality as this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers or representatives effective as of the date first written below.

University of Central Florida                   Laser Energetics, Inc.


/s/ Douglas Backman                             /s/ Robert Battis
---------------------------------               --------------------------------
Douglas Backman, Interim Director               Mr. Robert Battis
Division of Sponsored Research                  President & CEO

Date: 12/20/95                                  Date: 12/21/95
     ----------------------------                    ---------------------------